Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement on Form S-4 of NewBridge Bancorp (the “Registration Statement”) of our report dated March 27, 2014, relating to our audits of the financial statements of CapStone Bank as of December 31, 2013 and 2012 and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
December 23, 2014